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                                  EXHIBIT 3(a)

                        PRINCIPAL UNDERWRITER'S AGREEMENT



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                        PRINCIPAL UNDERWRITER'S AGREEMENT

     IT IS HEREBY AGREED by and between KEYPORT LIFE INSURANCE COMPANY ("INSURANCE COMPANY"), a Rhode Island corporation, on behalf of Variable Account A (the "Variable Account") and KEYPORT FINANCIAL SERVICES CORP. ("PRINCIPAL UNDERWRITER"), a Massachusetts corporation, as follows:

                                        I

     INSURANCE COMPANY has established, pursuant to Massachusetts Insurance Law, a separate account designated as the Variable Account A. INSURANCE COMPANY proposes to issue and sell flexible premium variable annuity contracts and certificates designated by form number DVA(1) ("Contracts") to the public through PRINCIPAL UNDERWRITER. Contracts to be sold are more fully described in the Registration Statement (including the Prospectus and Statement of Additional Information) hereinafter mentioned.

                                       II

     INSURANCE COMPANY appoints PRINCIPAL UNDERWRITER, during the term of this Agreement, to be the principal underwriter and distributor of Contracts, subject to the registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 applicable to INSURANCE COMPANY and the Variable Account, and to the provisions of the Securities Exchange Act of 1934 applicable to PRINCIPAL UNDERWRITER. PRINCIPAL UNDERWRITER will sell and cause to be sold Contracts under such terms as are agreed to by INSURANCE COMPANY and PRINCIPAL UNDERWRITER and will make direct sales in its own right to purchasers permitted to buy such Contracts as specified in the Prospectus, as well as arrange for the sale of Contracts through other qualified broker-dealers in its capacity as principal underwriter of such Contracts.

                                       III

     PRINCIPAL UNDERWRITER shall be compensated for its distribution services with respect to Contracts as set forth in the attached Compensation Schedule. INSURANCE COMPANY has the right to charge back any such compensation under the conditions stated in such Schedule. Any Compensation Schedule may be changed by INSURANCE COMPANY as of a specified date, provided such date is at least 30 days after the date notice of the change is received by PRINCIPAL UNDERWRITER. Any such change will apply only to purchase payments received by INSURANCE COMPANY on or after the effective date of the change.

                                       IV

     Keyport Financial Services Corp. shall maintain or cause to be maintained all such required books and records which shall: (a) be maintained in conformity with all applicable requirements of the Securities Exchange Act of 1934, any other applicable federal or state laws, and the National Association of Securities Dealers, Inc. ("NASD"), and, to the extent of such requirements, shall remain property of PRINCIPAL UNDERWRITER; and (b) be subject to

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inspection at all times by duly authorized officers, auditors or representatives of the INSURANCE COMPANY, Securities and Exchange Commission, NASD and applicable state regulatory agencies.

                                        V

     On behalf of the Variable Account, INSURANCE COMPANY shall furnish PRINCIPAL UNDERWRITER with copies of all Prospectuses, Statements of Additional Information, sales literature and other documents which PRINCIPAL UNDERWRITER reasonably requests for use in connection with the distribution of the Contracts.

                                       VI

     PRINCIPAL UNDERWRITER is not authorized to give any information or to make any representations concerning the Variable Account, INSURANCE COMPANY or the Contracts other than those contained in the current Registration Statement (including the Prospectus and Statement of Additional Information) filed with the Securities and Exchange Commission or in such sales literature as is authorized by INSURANCE COMPANY.

                                       VII

     The parties to this Agreement agree to work together to make certain that the necessary records, as enumerated in Section IV, above, are maintained and to render the necessary assistance to one another for the accurate and timely preparation of such records.

                                      VIII

     This Agreement shall be effective January 29, 1996. This Agreement shall remain in effect unless terminated as hereinafter provided. This Agreement shall be automatically terminated in the event of its assignment by PRINCIPAL UNDERWRITER.

     This Agreement may be terminated at any time by either party hereto upon not less than 60 days written notice to the other party.

                                       IX

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by certified mail, postage prepaid and properly addressed.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf on January 29, 1996 by their respective officers thereunto duly authorized.


                                        KEYPORT LIFE INSURANCE COMPANY
                                        ("INSURANCE COMPANY")


ATTEST: /s/ Elizabeth B. Love           By:  /s/ John W. Rosensteel
        ---------------------                ---------------------------
                                                      President


                                        KEYPORT FINANCIAL SERVICES CORP.
                                        ("PRINCIPAL UNDERWRITER")


ATTEST: /s/ Elizabeth B. Love           By:  /s/ John W. Rosensteel
        ---------------------                ---------------------------
                                                      President

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                PRINCIPAL UNDERWRITER'S COMPENSATION SCHEDULE FOR
               VARIABLE ANNUITY CONTRACTS ("CONTRACTS") ISSUED BY
                         KEYPORT LIFE INSURANCE COMPANY
                        REPURSUANT TO VARIABLE ACCOUNT A

     This schedule is attached to and part of the Agreement between KEYPORT LIFE INSURANCE COMPANY ("INSURANCE COMPANY") and KEYPORT FINANCIAL SERVICES CORP. ("PRINCIPAL UNDERWRITER"). The parties hereby agree as follows:

     PRINCIPAL UNDERWRITER shall be compensated for its distribution services with respect to all purchase payments accepted by INSURANCE COMPANY. PRINCIPAL UNDERWRITER shall receive up to 6.0% of initial purchase payments for the Contracts and shall receive up to 5.5% of all additional payments after the initial purchase payment unless, (a) the primary owner (whether or not he or she is also the annuitant) is over age 75 at the time the payment is received or (b) the annuitant under a Contract with a non-human primary owner (such as a trust) is over age 75 at the time the payment is received. If (a) or (b) applies, the applicable percentage shall be up to 2.75% at ages 76 - 80 and 0.00% (zero) at any higher age. The actual percentage(s) for purchase payments shall be determined by INSURANCE COMPANY and PRINCIPAL UNDERWRITER for each broker-dealer with which PRINCIPAL UNDERWRITER has a distribution agreement (i.e., the percentages payable to PRINCIPAL UNDERWRITER for purchase payments submitted by each broker-dealer may be different).

     However, INSURANCE COMPANY reserves the right not to pay any compensation on a purchase payment that represents in whole or in part the surrender on loan proceeds of any life insurance policy or annuity contract issued by INSURANCE COMPANY. In the event any Contract is fully or partially surrendered within twelve contract months of its date of issue, INSURANCE COMPANY will deduct from any compensation otherwise due PRINCIPAL UNDERWRITER (and PRINCIPAL UNDERWRITER shall provide for a corresponding return of compensation from the broker-dealer with which it has a distribution agreement) any compensation amount previously paid with respect to that Contract as follows: 100% if surrender occurs during the first six contract months and 50% if surrender occurs during the seventh through twelfth months. If, after the date of termination of the Agreement, any amount to be deducted exceeds compensation otherwise due, PRINCIPAL UNDERWRITER shall promptly pay INSURANCE COMPANY the amount of the excess upon written demand.


DATE: ______________________            KEYPORT LIFE INSURANCE COMPANY
                                        ("INSURANCE COMPANY")


ATTEST: ____________________            By:  _________________________________
                                                      President

                                        KEYPORT FINANCIAL SERVICES CORP.
                                        ("PRINCIPAL UNDERWRITER")


ATTEST: _____________________           By:  _________________________________
                                                      President